Exhibit 1.2

EXECUTION COPY

ESCROW AGREEMENT

This Escrow Agreement dated as of this 22nd day of January, 2024 (the “Escrow Agreement”), is entered into by and among CCSC Technology Holdings Limited, a company organized under the laws of the Cayman Islands (the “Company” or “CCSC”) having an address of 1301-03, 13/f Shatin Galleria, 18-24 Shan Mei Street, Fotan, Shatin, Hong Kong 00852-26870272, Revere Securities, LLC (the “Representative”) and together with the Company, and Wilmington Trust, National Association, as escrow agent (“Escrow Agent”), each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Company proposes to sell an aggregate of 1,375,000 ordinary shares (the “Firm Shares”), par value (U.S.) $.0005 per share (“Ordinary Shares”) in a public offering (the “Offering”). The Company has also granted to the Representative an option to purchase up to 206,250 additional Ordinary Shares (the “Additional Shares”); and

WHEREAS, upon the closing of the Offering, the Company has agreed to deposit an aggregate amount of two Hundred Thousand Dollars ($200,000) from the proceeds of the Offering to be received by the Company with the Escrow Agent in an interest bearing escrow account, to be held, invested and disbursed by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

ARTICLE 1

ESCROW DEPOSIT

1.1. Receipt of Escrow Property.

(a) Upon execution of this Escrow Agreement by each of the parties hereto, the Company shall cause to be deposited $200,000 into a United States Dollar denominated account (the “Escrow Account”) established by the Escrow Agent. The Escrow Account is set forth below:

Manufacturers & Traders Trust Co.

ABA# 031100092

A/C# 168104-000

A/C Name: CCSC Technology Holdings Limited Escrow

Attn: Monika Rusin

(b) The Escrow Agent will hold the deposit in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom (the “Escrow Property”), in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.

1.2. Investments.

(a) The Escrow Agent shall invest the Escrow Property in accordance with the written instructions provided to the Escrow Agent and signed by the Company in such investments (i) as shall from time to time be selected by the Company and (ii) be investments the Escrow Agent is able to hold. In the absence of written investment instructions from the Company, the Escrow Agent shall hold the Escrow Property un-invested, without interest thereon. For the avoidance of doubt, any investment earnings and income on the Escrow Property shall become part of the Escrow Property and shall be disbursed in accordance with Section 1.3 below. The Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. The Escrow Agent shall not be liable for collection items until such proceeds have been received or the Federal Reserve has given the Escrow Agent credit for the funds.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment, including, without limitation, negative interest, or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c) In the event that market conditions are such that negative interest applies to amounts deposited with the Escrow Agent, the Company shall be responsible for the payment of such interest and the Escrow Agent shall be entitled to deduct from amounts on deposit with it an amount necessary to pay such negative interest. For the avoidance of doubt, the indemnification protections afforded to the Escrow Agent under Section 3.1 of this Agreement shall cover any interest-related expenses (including, but not limited to, negative interest) incurred by the Escrow Agent in the performance of its duties hereunder.

1.3. Disbursements.

(a) The Escrowed Property shall be held by the Escrow Agent for the purpose of satisfying the initial $200,000 of the indemnification obligations of the Company, with respect to the Escrow Property, pursuant to Section 5.1.3 of the Underwriting Agreement dated January 17, 2024 by and between the Company and the Representative, for a period of 12 months from the closing of the Offering. Disbursement of such Escrowed Property upon a claim of indemnity pursuant to the terms of the Underwriting Agreement shall be determined by an independent third-party intermediary (who shall have the requisite experience in determining indemnification claims) to be chosen by mutual written consent of the Company and the Representative. If the Company and the Representative are unable to agree on such intermediary within 30 days upon a written claim for indemnity by the Representative, such intermediary shall be a single arbitrator (with the requisite experience in determining indemnification claims) selected by the American Arbitration Association’s New York office.

(b) In the event that any litigation or proceeding arising out of any matter in connection with the Offering and the Representative acting in its capacity as the representative of the underwriters (which matter would be covered by the Company’s indemnification obligations under the Underwriting Agreement) within 12 months following the Closing Date and in which the Company, the Representative, or the Escrow Property becomes the subject of such litigation or proceeding, the Representative and the Company hereby authorize the Escrow Agent, at the Representative’s written instruction to the Escrow Agent if not otherwise so required, to release and deposit the Escrow Property with the clerk of the court in which the litigation is pending for the purpose of indemnifying and defending the Representative in such litigation and proceeding, and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility with regard thereto to the extent determined by any such court. The Company and the Representative further hereby authorize the Escrow Agent, if it receives conflicting claims to any of the Escrow Property, is threatened with litigation in its capacity as escrow agent under this Escrow Agreement, or if the Escrow Agent determines it is necessary to do so for any other reason relating to this Escrow Agreement or the Offering, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Property with the clerk of that court and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility hereunder to the parties from which they were received to the extent determined by such court.

(c) In all instances, if either (i) no claim for indemnity is made by the Representative during the 12-month period from the closing of the Offering or (ii) it is finally determined that the Representative are not entitled to any disbursement (or any further disbursement, as the case may be) of Escrow Property by the conclusion of the 12-month period from the closing of the Offering, the Escrow Agent shall disburse to the Company the full balance of the Escrow Property then held by wire transfer of immediately available funds to an account designated by the Company.

(d) In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

(e) The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Property, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then Escrow Agent shall not be liable to either Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(f) Each Party understands and agrees that the Escrow Agent shall have no obligation or duty to act upon a Written Direction delivered to the Escrow Agent for the disbursement of Escrow Property under this Escrow Agreement if such Written Direction is not (i) in writing, (ii) signed by, in the case of Company, any individual designated by Company on Exhibit B-1 hereto or, in the case of Representative, any individual designated by Representative on Exhibit B-2 hereto (in each case, each such individual an “Authorized Representative” of such Party), and (iii) delivered to, and able to be authenticated by, the Escrow Agent in accordance with Section 1.5.

(g) Upon request, the Escrow Agent will furnish monthly statements to each Party setting forth the activity in the Escrow Account.

(h) A party may specify in a Written Direction whether the Escrow Property shall be disbursed by way of wire transfer or check. If the written notice for the disbursement of funds does not so specify the disbursement means, the Escrow Agent may disburse the Escrow Property by any means chosen by the Escrow Agent.

1.4. Written Direction and Other Instruction.

(a) With respect to any Written Direction or any other notice, direction or other instruction required to be delivered by a Party to the Escrow Agent under this Escrow Agreement, the Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative of such Party. The Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a Party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. Each Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by such Party. The Escrow Agent shall have no responsibility or liability for any loss which may result from:

(i) any action taken or not taken by the Escrow Agent in good faith reliance on any such signatures or instructions;

(ii) as a result of a Party’s reliance upon or use of any particular method of delivering instructions to the Escrow Agent, including the risk of interception of such instruction and misuse by third parties; or

(iii) any officer or Authorized Representative of a Party named in an incumbency certificate, Exhibit B-1 or Exhibit B-2 delivered hereunder prior to actual receipt by the Escrow Agent of a more current incumbency certificate or an updated Exhibit B-1 or Exhibit B-2 and a reasonable time for the Escrow Agent to act upon such updated or more current certificate or Exhibit.

(b) the Company may, at any time, update Exhibit B-1 and the Company may, at any time, update Exhibit B-2 by signing and submitting to the Escrow Agent an updated Exhibit. Any updated Exhibit shall not be effective unless the Escrow Agent countersigns a copy thereof. The Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Exhibit.

1.5. Delivery and Authentication of Written Direction.

(a) A Written Direction must be delivered to the Escrow Agent by one of the delivery methods set forth in Section 4.3.

(b) Each Party and the Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of a Written Direction delivered by any Party to the Escrow Agent under this Escrow Agreement:

(i) The Written Direction must include the name and signature of the person delivering the disbursement request to the Escrow Agent. The Escrow Agent will check that the name and signature of the person identified on the Written Direction appears to be the same as the name and signature of an Authorized Representative of such Party;

(ii) The Escrow Agent will make a telephone call to an Authorized Representative of the Party purporting to deliver the Written Direction (which Authorized Representative may be the same as the Authorized Representative who delivered the Written Direction) at any telephone number for such Authorized Representative as set forth on Exhibit B-1 or Exhibit B-2, as applicable, to obtain oral confirmation of delivery of the Written Direction. If the Written Direction is a joint written notice of the Parties, the Escrow Agent shall call back an Authorized Representative of both of those Parties; and

(iii) If the Written Direction is sent by email to the Escrow Agent, the Escrow Agent also shall review such email address to verify that it appears to have been sent from an email address for an Authorized Representative of such Party as set forth on Exhibit B-1 or Exhibit B-2, as applicable, or from an email address for a person authorized under Exhibit B-1 or Exhibit B-2, as applicable, to email a Written Direction to the Escrow Agent on behalf of the Authorized Representative).

(c) Each Party acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by the Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 1.5 are a commercially reasonable method of verifying the authenticity of a payment order in a Written Direction.

(d) The Escrow Agent is authorized to execute, and each Party expressly agrees to be bound by any payment order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by the Escrow Agent in accordance with the security procedures set forth in this Section 1.5, whether or not authorized by such Party and/or (ii) that is authorized by or on behalf of such Party or for which such Party is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 1.5 were followed, and to debit the Escrow Account for the amount of the payment order. Notwithstanding anything else, the Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if the Escrow Agent is authorized to execute the payment order under this Section 1.5. Any action taken by the Escrow Agent pursuant to this Section 1.5 prior to the Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of a Written Direction shall not be affected by such notice of revocation, cancellation or amendment of a Written Direction.

(e) The security procedures set forth in this Section 1.5 are intended to verify the authenticity of payment orders provided to the Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. The Escrow Agent is not responsible for detecting an error in the payment order, regardless of whether either Party believes the error was apparent, and the Escrow Agent is not liable for any losses arising from any failure to detect an error.

(f) When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Each Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Escrow Agent hereunder.

(g) The Escrow Agent shall not be obliged to make any payment requested under this Escrow Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 1.5. The Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Escrow Agreement, the Escrow Agent shall not be required to treat a payment order as having been received until the Escrow Agent has authenticated it pursuant to the security procedures in this Section 1.5 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

1.6. Income Tax Allocation and Reporting.

(a) Each Party agrees that, for tax reporting purposes, the Escrow Property shall be deemed to be the property of the Company and all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by such Party, whether or not such income was disbursed during such calendar year. Notwithstanding anything to the contrary herein, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to the Escrow Property, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service. With respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on the Escrow Property, the Escrow Agent shall be entitled to request and receive written instructions from the Company, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. With respect to any other payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payer and shall have no responsibility for performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the Parties.

(b) Prior to the execution of this Escrow Agreement, or within two days thereafter, each Party shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. Each Party understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, hereby indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.6(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

1.7. Termination. This Escrow Agreement shall terminate on January 21, 2025, at which time the Escrow Agent is authorized and directed to disburse the Escrow Property in accordance with Section 1.3 (Disbursements) and this Escrow Agreement shall be of no further force and effect, except that the provisions of Sections 1.6 (Tax Allocation and Reporting), 3.1(Indemnification) and 3.2 (Limitation of Liability) hereof shall survive termination.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties expressly and specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to either Party or any other person under this Escrow Agreement or otherwise. The Escrow Agent will not be responsible or liable for the failure of either Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the parties and the Escrow Agent has no duties or obligations with respect thereto. The Escrow Agent acts hereunder as escrow agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof. The Escrow Agent shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Escrow Property, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement, any other agreement or otherwise.

2.2. Rights of the Escrow Agent. No provision of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings. The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports, to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

2.3. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.4 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of such agents, representatives, attorneys, custodians or nominees appointed with due care.

2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

3.1. Indemnification. The Parties, jointly and severally, hereby indemnify and defend the Escrow Agent and its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, negative interest, attorney’s fees and expenses and the costs of enforcement of this Escrow Agreement or any provision thereof), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be have been finally adjudicated to have been directly caused by the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive termination of this Escrow Agreement.

3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS ESCROW AGREEMENT, THE ESCROW ACCOUNT, THE ESCROW PROPERTY, OR THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, OR (III) ANY AMOUNT IN EXCESS OF THE VALUE OF THE ESCROW PROPERTY.

3.3. Resignation or Removal. The Escrow Agent may, at any time, resign as escrow agent hereunder by furnishing written notice of its resignation to each Party. At such time, all fees and expenses to which the Escrow Agent is entitled shall be immediately due and payable to Escrow Agent. The Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent shall be entitled, at its sole discretion and at the expense of the Company, to (a) return the Escrow Property to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

3.4. Compensation. (a) The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. Such compensation is intended for the Escrow Agent’s services as contemplated by this Escrow Agreement. In addition to such compensation, in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and any services or work performed by Escrow Agent in connection with any delay, controversy, litigation or event, and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, of which an invoice is issued and delivered to the Company, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

(b) As security for the due and punctual performance of any and all of the Parties’ obligations to the Escrow Agent hereunder, now or hereafter arising, the Parties, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on and right of setoff against, the Escrow Property and all distributions thereon, investments thereof or additions thereto (whether such additions are the result of deposits by the Parties or the investment of Escrow Property or otherwise). If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property, and may sell, convey or otherwise dispose of any Escrow Property for such purpose. The security interest and setoff rights of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Parties and all third parties in accordance with the terms of this Escrow Agreement.

The terms of this Section 3.4 shall survive termination of this Escrow Agreement.

3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, refuse to act until the Escrow Agent (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Property or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Escrow Agent, directing delivery of the Escrow Property. The Escrow Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Escrow Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Escrow Agent will be relieved of all liability as to the Escrow Property and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. In the event the Escrow Agent receives conflicting instructions hereunder, the Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Escrow Agent.

3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any Party or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

3.8. Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions; loss or malfunctions of utilities including but not limited to, computer (hardware or software), payment systems, or communications services; hacking, cyber-attacks or other unauthorized infiltration of the Escrow Agent’s information technology infrastructure; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

3.9. Compliance with Legal Orders. The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

ARTICLE 4

MISCELLANEOUS

4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of each Party and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties and the Escrow Agent shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

4.2. Escheat. Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to either Party or any other party, should any or all of the Escrow Property escheat by operation of law.

4.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, (iv) by mail or by certified mail, return receipt requested, and postage prepaid, or (v) by electronic transmission; including by way of e-mail (as long as such email is accompanied by a PDF or similar version of the relevant document bearing the signature of an Authorized Representative for the Party sending the notice) with email confirmation of receipt. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of each Party to notify the Escrow Agent in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Company:

CCSC Technology International Holdings Limited

1301-03, 13/f Shatin Galleria, 18-24 Shan Mei Street

Fotan, Shatin

Hong Kong 00852-26870272

Attn: Chee Hui Law

Email: chlaw@ccsc-interconnect.com

Fax No.: 00852-26871176

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

Fax No. 1+212-202-6380

If to the Representative:

Revere Securities, LLC

650 Fifth Avenue, 35th Floor

New York, New York 10022

Attn: Dajiang Guo

Email: dguo@reveresecurities.com

Fax No. 212 688-2454

with a copy (which shall not constitute notice) to:

Becker & Poliakoff LLP

45 Broadway,17th Floor

New York, NY 10006

Attn: Victor J. DiGioia, Esq.

Email: vdigioia@beckerlawyers.com

Fax No: 212-557-0295

If to the Escrow Agent:

Wilmington Trust, National Association

Global Capital Markets

277 Park Avenue, Floor 25

New York, NY 10172

Attn: Monika Rusin

Email address: MRUSIN@WilmingtonTrust.com

4.4. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any laws relating to choice of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.5. Venue. Each Party and the Escrow Agent hereby consent to the exclusive personal jurisdiction of the courts located in County of New York in the State of New York in the event of a dispute arising out of or under this Escrow Agreement. Each Party and the Escrow Agent hereby irrevocably waives any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

4.6. Entire Agreement. This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property and supersedes all prior agreements and understandings, oral or written. If a court of competent jurisdiction declares a provision invalid, it will be ineffective only to the extent of the invalidity, so that the remainder of the provision and Escrow Agreement will continue in full force and effect. In the event of any direct conflict of the terms of this Escrow Agreement with the terms of the Underwriting Agreement, as with respect to the rights of the Company and the Representative, the terms of the Underwriting Agreement shall control and prevail; provided, in no event shall the Escrow Agent be bound by the terms of the Underwriting Agreement. This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

4.7. Amendment. This Escrow Agreement may be amended, modified, supplemented, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent; provided that Exhibit B-1 or Exhibit B-2, as applicable, may be amended at any time in accordance with Section 1.4.

4.8. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

4.9. Interpretation. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement. Unless otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Any references to an Exhibit is a reference to an Exhibit of this Escrow Agreement.

4.10. Electronic Signatures; Facsimile Signatures; Counterparts. This Escrow Agreement may be executed in one or more counterparts. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature. Each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Escrow Agreement or of executed signature pages to this Escrow Agreement by electronic transmission, facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof. Any copy of this Escrow Agreement which is fully executed and transmitted in accordance with the terms hereof may be used for all purposes in lieu of a manually executed copy of this Escrow Agreement and shall have the same legal effect, validity and enforceability as if executed by manual signature.

4.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

[The remainder of this page left intentionally blank. Signature page to follow on next page].

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED

By:
Name:	Kung Lok Chiu
Title:	Chief Executive Officer
Date: January 22, 2024

REVERE SECURITIES LLC

By:
Name:	Dajiang Guo
Title:	Head of Investment Banking
Date: January 22, 2024

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:	Monika Rusin
Title:	Vice President
Date: January 22, 2024

EXHIBIT A

Form of Written Direction

[Form to be provided by Company/Representative, provided that any alternative form contain substantially all information in the table below]

Example for reference purposes only:

[date]

Wilmington Trust, National Association

Global Capital Markets

277 Park Avenue, Floor 25

New York, NY 10172

Attention: [name]

Re: Escrow Account No.: [##], [escrow account name]

Ladies and Gentlemen:

Reference is made to the Escrow Agreement, dated as of January 22, 2024 entered into by and among CCSC Technology International Holdings Limited (“Company]”), Revere Securities LLC (“Representative”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms defined in the Escrow Agreement shall have the same meanings when used herein. This letter is a [__] Written Direction referred to in Section [___] of the Escrow Agreement.

Oseas Zuluaga, the Chief Financial Officer of the Representative, and Chee Hui Law, the Chief Financial Officer of the Company, hereby jointly instruct the Escrow Agent to release the funds in the Escrow Account in the amounts, and to the account(s), as follows:

(i)	Amount:	(ii)
(iii)	Beneficiary Bank Name:	(iv)
(v)	Beneficiary Bank Address
(vi)	Line 1:	(vii)
(viii)	Beneficiary Bank Address
(ix)	Line 2:	(x)
(xi)	Beneficiary Bank Address
(xii)	Line 3:	(xiii)
(xiv)	ABA#:	(xv)
(xvi)	SWIFT#:	(xvii)
(xviii)	Beneficiary Account Title:	(xix)
(xx)	Beneficiary Account No./IBAN:	(xxi)
(xxii)	Beneficiary Address
(xxiii)	Line 1:	(xxiv)
(xxv)	Beneficiary Address
(xxvi)	Line 2:	(xxvii)
(xxviii)	Beneficiary Address
(xxix)	Line 3:	(xxx)
(xxxi)	Additional Information:	(xxxii)

CCSC TECHNOLOGY INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:
Date:

REVERE SECURITIES LLC

By:
Name:
Title:
Date:

EXHIBIT B

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

OF THE COMPANY

The Company hereby designates each of the following persons as its Authorized Representative for purposes of this Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under this Escrow Agreement to which this Exhibit B-1 is attached, on behalf of the Company.

Name (print): Chee Hui Law

Specimen Signature:

Title: Chief Financial Officer

Telephone Number (required): 00852 26870272

If more than one, list all	Office:
Cell:
Home:
Other:

E-mail (required): chlaw@ccsc-interconnect.com

If more than one, list all	Email 1:
Email 2:

Facsimile: 00852 26871176

Name (print):

Specimen Signature:

Title:

Telephone Number (required):

If more than one, list all	Office:
Cell:
Home:
Other:

E-mail (required):

If more than one, list all	Email 1:
Email 2:

Facsimile:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):

If more than one, list all	Office:
Cell:
Home:
Other:

E-mail (required):

If more than one, list all	Email 1:
Email 2:

Facsimile:

COMPLETE BELOW TO UPDATE EXHIBIT B-1

If the Company wishes to change the names or details of any of its Authorized Representatives, the Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-1 with such changes. Any updated Exhibit B-1 shall be effective once signed by the Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-1 attached to this Escrow Agreement or submitted to Escrow Agent.

COMPANY

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:
Date:

Internal Use Only:

☐	Updated details of Authorized Representatives completed in full
☐	Signed by a representative of the Company per relevant board resolutions/certificate of incumbency on file (if relevant).
☐	Call-back performed to the Company to confirm authenticity of updated Exhibit B-1:

Person Called:                  Date of Call:                 Time of Call:                 am/pm

Reviewed by (name): Signature:                 Date:

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

OF REPRESENTATIVE

The Representative hereby designates each of the following persons as its Authorized Representative for purposes of this Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under this Escrow Agreement to which this Exhibit B-2 is attached, on behalf of the Representative.

Name (print): Dajian Guo

Specimen Signature:

Title: Chief Executive Officer and Head of Investment Banking

Telephone Number (required): 212-688-2350

If more than one, list all	Office:
Cell:
Home:
Other:

E-mail (required): dguo@reveresecurities.com

If more than one, list all	Email 1:
Email 2:

Facsimile:212-688-2454

Name (print):

Specimen Signature:

Title:

Telephone Number (required):

If more than one, list all	Office:
Cell:
Home:
Other:

E-mail (required):

If more than one, list all	Email 1:
Email 2:

Facsimile:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):

If more than one, list all	Office:
Cell:
Home:
Other:

E-mail (required):

If more than one, list all	Email 1:
Email 2:

Facsimile:

COMPLETE BELOW TO UPDATE EXHIBIT B-2

If the Representative wishes to change the names or details of any of its Authorized Representatives, the Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-2 with such changes. Any updated Exhibit B-2 shall be effective once signed by the Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-2 attached to this Escrow Agreement or submitted to Escrow Agent.

REVERE SECURITIES LLC

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:
Date:

Internal Use Only:

☐	Updated details of Authorized Representatives completed in full
☐	Signed by a representative of the Representative per relevant board resolutions/certificate of incumbency on file (if relevant).
☐	Call-back performed to the Representative to confirm authenticity of updated Exhibit B-2:

Person Called:                  Date of Call:                  Time of Call:                  am/pm

Reviewed by (name): Signature:                  Date:

EXHIBIT C

Total Fees of Escrow Agent -- $3,500.00

Acceptance Fee:

Initial Fees as they relate to Wilmington Trust, N.A. acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable prior to, or within one business day after, the Escrow Agreement is executed by all parties.

Escrow Agent Administration Fee:

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Wilmington Trust, N.A.’s fees are based on the following assumptions:

●	Number of Escrow Accounts to be established: One (1)
●	Estimated Term of Escrow Agreement: TBD
●	Investment of Escrow Property in: TBD

Out-of-Pocket Expenses:	Billed at Cost